Deloitte & Touche LLP
Two Hilton Court
PO Box 319
Parsippany, New Jersey 07054-0319
Telephone: (973) 683-7000
Facsimile: (973) 683-7459



February 3, 2000

Isidore S. Edelman, M.D.
Chairman & Chief Executive Officer
Cistron Biotechnology Inc.
P.O. Box 2004
10 Bloomfield avenue
Pine Brook,  NJ  07058


Dear Dr. Edelman:

This is to confirm that the client-auditor relationship between Cistron Biotechnology, Inc. (Comission file No. 0-15271) and Deloitte & Touche LLP has ceased.

Yours truly,

/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP


Cc:	Office of the Chief Accountant
	SECOS Letter File
	Securities and Exchange Commission
	Mail Stop 9-5
	450 5th Street, N.W.
	Washington, D.C. 20549

</TEXT/>
</DOCUMENT/>